STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

October 29, 2007

Job Number	Corporation Number	
C20071029-2660	C2559-2004	

Filing Description	Document Filing Number	Date/Time of Filing
Correction	20070736371-36	October 29, 2007 04:20:09 PM

Corporation Name	Resident Agent
RANCHER ENERGY CORP.	CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

October 30, 2007

Job Number: C20071029-2660
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070736371-36	Certificate of Correction	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)

Filed in the office of	Document Number 20070736371-36
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/29/2007 4:20 PM
	Entity Number C2559-2004

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:
Rancher Energy Corp.

2. Description of the original document for which correction is being made:
Amended and Restated Articles of Incorporation of Rancher Energy Corp.

3. Filing date of the original document for which correction is being made: 03/30/2007

4. Description of the inaccuracy or defect.
Article IV, Capital Stock lists the par value of the common stock as $0.0001 per share.

5. Correction of the inaccuracy or defect.
Article IV, Capital Stock should list the par value of the common stock as $0.00001 per share.

6. Signature:

Authorized Signature | President and CEO Title * | 10/29/07 Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.